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                                                                Exhibit 4(j)(ii)

                   GUARANTEED MINIMUM WITHDRAWAL BENEFIT RIDER

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RIDER SECTION 1.                             DEFINITIONS

1.1 WHAT ARE THE MOST        BENEFIT ALLOCATION MODEL - one or more specific
    COMMONLY USED            investment options or purchase payment allocation
    TERMS AND WHAT DO        models that we will use to provide the guarantee
    THEY MEAN?               described by this rider. The benefit allocation
                             model selected is shown on the Rider Data Page.

                             EXCESS WITHDRAWAL - a withdrawal that either by itself or when added to all other withdrawals during a rider year, exceeds the guaranteed annual lifetime withdrawal amount. See Rider Section 7.1.

                             GUARANTEED ANNUAL LIFETIME WITHDRAWAL AMOUNT - the maximum guaranteed withdrawal amount available to be withdrawn each rider year while an annuitant is alive.

                             GUARANTEED WITHDRAWAL - specified annual withdrawal(s) that can be made each rider year regardless of your contract value.

                             LIFETIME BENEFIT BASIS - the value used to determine the guaranteed annual lifetime withdrawal amount. It will be increased annually until withdrawals begin as described in Rider Section
                             6.2. It will be reduced if an excess withdrawal occurs and the withdrawal(s) during a rider year are more than the guaranteed annual lifetime withdrawal amount. See Rider Section 7.2.

                             MONTHLY ANNIVERSARY - the same day in each month as the rider issue date.

                             RIDER ANNIVERSARY - the same day and month as the rider issue date for each year this rider remains in force.

                             RIDER ISSUE DATE - the date shown on the Rider Data Page that is used to determine rider years and rider anniversaries.

                             RIDER YEAR - any twelve-month period beginning on a rider issue date or a rider anniversary and ending one day before the next rider anniversary.

                             STEP-UP ANNIVERSARY - the same day and month as the step-up date if a step-up in the lifetime benefit basis is elected as described in Rider Section 6.3

                             STEP-UP DATE - the date on which a step-up in the lifetime benefit basis occurs, if elected, as described in Rider Section 6.3. The step-up date will be used to determine step-up anniversaries.

                             WINDOW PERIOD - the period of time that additional purchase payment(s) made may be included in the lifetime benefit basis. The window period, if any, is shown on the Rider Data Page.

RIDER SECTION 2.                             GENERAL INFORMATION

2.1 WHAT IS OUR              Our agreement with you includes this rider as a
    AGREEMENT WITH YOU?      part of the contract to which it is attached. The
                             provisions of the contract apply to this rider unless they conflict with the rider. If there is a conflict, the rider provision will apply. The issue date for this rider is shown on the Rider Data
                             Page.

                             We promise to provide the benefits described in
                             this rider as long as the contract and this rider
                             are in force and all the terms and conditions of
                             this rider are met.
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2.2 WHAT ARE THE BENEFITS    This rider provides for a guaranteed minimum
    PROVIDED BY THIS         withdrawal benefit as described in this rider.
    RIDER?

2.3 WHEN WILL THIS RIDER     You may terminate this rider on any date following
    TERMINATE?               the expiration of the minimum charge period. The
                             minimum charge period is shown on the Rider Data
                             Page.

                             This rider will automatically terminate on the earliest of:

                                  a.)  the payout date;

                                  b.)  the date due proof of death of the
                                       annuitant (last remaining annuitant, if
                                       joint annuitants) is received;

                                  c.)  the date there is a change of annuitant
                                       for any reason; or

                                  d.)  the date you surrender your contract.

                             In order to provide the guarantee described by this rider, we require use of an available benefit allocation model for your contract value and for allocation of your net purchase payments. If you elect to discontinue using an available benefit allocation model:

                                  a.)  this rider will automatically terminate
                                       on the later of:

                                       1.) the last day of the minimum charge
                                           period as shown on the Rider Data
                                           Page;

                                       2.) the date your contract value is
                                           transferred to an investment option
                                           other than an available benefit
                                           allocation model; or

                                       3.) the date of change in allocation of
                                           net purchase payments to an
                                           investment option other than an
                                           available benefit allocation model;
                                           and

                                  b.)  the lifetime benefit basis will be
                                       reduced to zero as of the date of the
                                       transfer or change in allocation; and

                                  c.) you can not step-up the lifetime benefit basis as described in Rider Section 6.3.

RIDER SECTION 3.                             RIDER CHARGES

3.1 IS THERE A CHARGE FOR    There is an annual charge for this rider. The
    THIS RIDER?              annual charge is determined by multiplying the
                             current rider charge (shown on the Rider Data Page) by the average monthly contract value for the prior contract year. The average monthly contract value is equal to the sum of each monthly contract value
                             (the contract value as of the same day of the month as the contract issue date) divided by the number of months.

                             The current rider charge is guaranteed not change for the duration of the benefit. If you elect to step-up your lifetime benefit basis, the rider charge will equal the amount we are currently charging for new issues of this rider. If we are no longer issuing this rider, then the rider charge will be set by the company.

                             During the accumulation period, this charge will be deducted pro-rata from your contract value on each contract anniversary.

                             The rider charge will also be deducted upon full surrender of the contract, election to step-up the lifetime benefit basis, termination of the rider after expiration of the minimum charge period, payment of death proceeds, or the start of payments under an income payout option, if not on a contract anniversary. Any charge for a partial year will be in proportion to the number of days since the prior contract anniversary.
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RIDER SECTION 4.                       PURCHASE PAYMENTS AND TRANSFERS

4.1 ARE THERE ALLOCATION     We require that net purchase payment(s) be
    LIMITATIONS FOR THIS     allocated to an available benefit allocation model
    BENEFIT?                 for the duration of this benefit.

                             The benefit allocation model selected as of the rider issue date is shown on the Rider Data Page. Subject to obtaining approval or consent required by applicable law, we reserve the right to:

                                  a.)  add benefit allocation models without
                                       prior notice;

                                  b.)  remove or substitute benefit allocation
                                       models; and

                                  c.)  substitute investment options within an
                                       available benefit allocation model.

                             You will be notified in advance of any
                             substitution, removal or change to a benefit allocation model that you selected.

                             You may change the allocation of subsequent net purchase payments to one of the other available benefit allocation models at any time, without charge by written request. Any change will be effective at the time we receive your written request. However, your contract value at the time of such request must also be transferred to the benefit allocation model selected.

                             If you change the allocation of subsequent net purchase payments to an investment option other than an available benefit allocation model:

                                  a.)  your lifetime benefit basis will be
                                       reduced to zero as of the date of the
                                       change in allocation; and

                                  b.)  this rider will terminate. See Rider
                                       Section 2.3.

4.2 HOW WILL ADDITIONAL      Additional purchase payments will increase your
    PURCHASE PAYMENTS        lifetime benefit basis, subject to the following
    MADE TO YOUR CONTRACT    requirements:
    AFFECT THE LIFETIME
    BENEFIT BASIS?
                                  a.)  we must receive any additional purchase
                                       payments during the window period shown
                                       on the Rider Data Page; and

                                  b.)  the increase in your lifetime benefit
                                       basis is limited to the maximum window
                                       purchase payment amount shown on the
                                       Rider Data Page.

                             Any additional purchase payments that are made after the window period will increase your contract value, but will not increase your lifetime benefit basis. Any additional purchase payments or portion of an additional purchase payment that exceeds the maximum window purchase payment amount will increase your contract value, but will not increase your lifetime benefit basis. Careful consideration should be given before making additional purchase payments that do not increase your lifetime benefit basis as well as your contract value. Such payments may negatively impact the benefit provided by this rider.

4.3 CAN CONTRACT VALUE BE    You may transfer your contract value to any benefit
    TRANSFERRED?             allocation model that we make available.

                             If you elect to transfer your contract value to an investment option other than an available benefit allocation model:

                                  a.)  your lifetime benefit basis will be
                                       reduced to zero as of the date of
                                       transfer; and

                                  b.)  this rider will terminate. See Rider
                                       Section 2.3.
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RIDER SECTION 5.                      GUARANTEED MINIMUM WITHDRAWAL
                                                 BENEFIT

5.1 WHAT IS THE              The guaranteed minimum withdrawal benefit
    GUARANTEED MINIMUM       guarantees that you may take guaranteed withdrawals
    WITHDRAWAL BENEFIT?      under this rider regardless of your contract value
                             as described in Rider Section 5.3.

                             Withdrawals under this rider are also partial withdrawals under the contract to which this rider is attached.

5.2 WHEN CAN GUARANTEED      You may begin making guaranteed withdrawals under
    WITHDRAWALS BE MADE?     this rider at any time on or after the rider issue
                             date.

5.3 WHAT AMOUNT CAN BE       You can withdraw up to the guaranteed annual
    WITHDRAWN UNDER THIS     lifetime withdrawal amount each rider year on or
    RIDER?                   after the rider issue date while at least one
                             annuitant is living.

                             The guaranteed annual lifetime withdrawal amount is determined by multiplying the current lifetime benefit basis by the annual lifetime withdrawal benefit percentage shown on the Rider Data Page. The percentage is based on the annuitant's attained age (oldest annuitant if joint annuitants) as of the first withdrawal that occurs following the rider issue date. The annual lifetime withdrawal benefit percentage will not change after your first withdrawal.

                             If you withdraw more than the guaranteed annual lifetime withdrawal amount (an excess withdrawal), the lifetime benefit basis will be adjusted and the guaranteed annual lifetime withdrawal amount will be reduced. See Rider Section 7.2.

5.4 WHAT HAPPENS IF A        If a guaranteed withdrawal under the terms of this
    GUARANTEED               rider causes your contract value to be equal to or
    WITHDRAWAL CAUSES        less than zero:
    YOUR CONTRACT VALUE TO
    BE EQUAL TO OR LESS           a.)  the accumulation period under your
    THAN ZERO?                         contract will end and the payout period
                                       will automatically begin;

                                  b.)  the remaining guaranteed withdrawals
                                       under this rider will occur under an
                                       income payout option that we make
                                       available for that purpose; and

                                  c.)  all other riders attached to your
                                       contract, if any, will terminate.

5.5 WHAT HAPPENS IF          If guaranteed withdrawals under the terms of this
    GUARANTEED               rider continue past the anticipated payout date:
    WITHDRAWALS CONTINUE
    PAST THE ANTICIPATED          a.)  we may not accept any additional purchase
    PAYOUT DATE?                       payments;

                                  b.) your income payout date will be extended; and

                                  c.)  all other riders attached to your
                                       contract, if any, will terminate.

                             The anticipated payout date is the contract
                             anniversary following the annuitant's (oldest annuitant if joint annuitants) 85th birthday or 10 years from the contract issue date, if later.
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RIDER SECTION 6.                          LIFETIME BENEFIT BASIS

6.1 HOW IS THE LIFETIME      The lifetime benefit basis as of the rider issue
    BENEFIT BASIS            date is shown on the Rider Data Page and is equal
    DETERMINED?              to:

                                  a.)  your initial purchase payment if this
                                       rider is issued at the same time your
                                       contract is issued; or

                                  b.) your contract value as of the rider issue date if this rider is issued after your contract is issued; or

                                  c.)  the benefit basis for the Guaranteed
                                       Minimum Accumulation Benefit rider being converted to this rider (or the contract value, if greater) as of this rider's issue date; or

                                  d.) the continuation amount if this rider is issued as a result of spousal continuation.

                             The lifetime benefit basis will be increased by any purchase payment(s) received during the window period (up to the maximum window purchase payment allowed as shown on the Rider Data Page) and any annual increase as described in Rider Section 6.2.

                             If an excess withdrawal occurs, your lifetime benefit basis will be adjusted and the guaranteed annual lifetime withdrawal amount will be reduced. See Rider Section 7.2.

                             Transfers and changes in allocation to an investment option other than an available benefit allocation model will reduce your lifetime benefit basis to zero as of the date of transfer or change in allocation and will result in termination of this rider. See Rider Section 2.3.

6.2 WILL THE LIFETIME        The lifetime benefit basis will be increased
    BENEFIT BASIS            provided no withdrawals have occurred since the
    INCREASE?                rider issue date. Each increase will be equal to
                             five percent (5%) of the lifetime benefit basis as of your first rider anniversary (or step-up anniversary if a step-up is elected). Increases will occur on each rider anniversary until the earliest of:

                                  a.) your first withdrawal following the rider issue date; or

                                  b.)  the 10th rider anniversary (or the 10th
                                       step-up anniversary, if a step-up is
                                       elected).

                             The increases described above affect your lifetime benefit basis (and therefore your guaranteed withdrawals under this rider) but do not increase your contract value.

6.3 CAN YOU STEP-UP THE      You have the option to step-up the lifetime benefit
    LIFETIME BENEFIT BASIS   basis to equal the current contract value on any
    TO EQUAL THE CURRENT     monthly anniversary on or following the third (3rd)
    CONTRACT VALUE?          rider anniversary. If step-up is elected, you have
                             the option to step-up the lifetime benefit basis again on any monthly anniversary on or following the third (3rd) step-up anniversary.

                             You may step-up the lifetime benefit basis provided:

                                  a.)  your contract value is greater than zero;

                                  b.)  your contract value is greater than the
                                       lifetime benefit basis as of the step-up date;

                                  c.) the annuitant (oldest annuitant if joint annuitants) is age 85 or younger as of the step-up date; and

                                  d.)  we receive your written request to
                                       step-up the lifetime benefit basis.

                             Your step-up date will be the monthly anniversary following receipt of your written request.
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                             If a step-up is elected:

                                  a.)  the start date for the new benefit is
                                       equal to the step-up date;

                                  b.)  your lifetime benefit basis will be
                                       adjusted to be equal to your contract
                                       value as of the step-up date;

                                  c.)  increases to the lifetime benefit basis
                                       as described in Rider Section 6.2, if
                                       any, will be measured from the step-up
                                       anniversary; and

                                  d.) the minimum charge period will start over as of the step-up date.

                             The rider charge for the new benefit may differ from the prior rider charge and will equal the amount we are currently charging for new issues of this rider. If we are no longer issuing this rider, then the rider charge will be set by the company. We will send a new Rider Data Page to you with the information that is applicable to the new benefit.

RIDER SECTION 7.                            EXCESS WITHDRAWALS

7.1 WHEN IS A WITHDRAWAL     A withdrawal is an excess withdrawal if:
    AN EXCESS
    WITHDRAWAL?                   a.)  the amount withdrawn during a rider year
                                       exceeds the guaranteed annual lifetime
                                       withdrawal amount; or

                                  b.) the amount withdrawn, when added to prior withdrawals during a rider year, exceeds the guaranteed annual lifetime withdrawal amount.

7.2 WHAT HAPPENS IF AN       If an excess withdrawal occurs, the lifetime
    EXCESS WITHDRAWAL        benefit basis will be reset to equal the lesser of:
    OCCURS?
                                  a.) the contract value immediately following the withdrawal; or

                                  b.)  the previous lifetime benefit basis
                                       reduced dollar for dollar by:

                                       1.) the total of all withdrawals to date
                                           during the current rider year, if
                                           prior withdrawals were made during
                                           the rider year were not excess
                                           withdrawals; otherwise

                                       2.) the amount of the withdrawal.

                             The guaranteed annual lifetime withdrawal amount will then be recalculated and reduced, based on the newly reset lifetime benefit basis.

                             We reserve the right to waive the excess withdrawal treatment described above if the withdrawals are scheduled withdrawals intended to meet IRS required minimum distribution rules. The current prospectus will disclose if such waiver is in effect and any detailed requirements for such waiver.
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CUNA Mutual Life Insurance Company
A Mutual Insurance Company


/s/ Jeff Post
------------------------------------
President

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                                 RIDER DATA PAGE       CONTRACT NUMBER: 12345678

                      GUARANTEED MINIMUM WITHDRAWAL BENEFIT

ANNUITANT(S)                            ANNUITANT(S) ISSUE AGE(S)
[John Doe]                              [35]

OWNER(S)                                RIDER ISSUE DATE
[John Doe]                              [October 31, 2006]

STEP-UP DATE: [N/A or Step-Up Date]

LIFETIME BENEFIT BASIS: [$100,000]

WINDOW PERIOD: [October 31, 2006 - October 31, 2007]

MAXIMUM WINDOW PURCHASE PAYMENT: [$200,000]

CURRENT RIDER CHARGE: [0.60%]

MINIMUM CHARGE PERIOD: [October 31, 2006 - October 31, 2013]

ANNUAL LIFETIME WITHDRAWAL BENEFIT PERCENTAGE:

                     JOINT ANNUITANTS     JOINT ANNUITANTS
                      (AGE DIFFERENCE      (AGE DIFFERENCE
                      5 YRS OR LESS)         OVER 5 YRS)
                       ATTAINED AGE         ATTAINED AGE
ATTAINED AGE             OF OLDEST            OF OLDEST
  AT FIRST             ANNUITANT AT         ANNUITANT AT
 WITHDRAWAL          FIRST WITHDRAWAL     FIRST WITHDRAWAL
------------------   ------------------   ------------------
AGE     PERCENTAGE   AGE     PERCENTAGE   AGE     PERCENTAGE
-----   ----------   -----   ----------   -----   ----------
45-58      4.00%     45-58      3.00%     45-58      2.00%
59-64      5.00%     59-64      4.00%     59-64      3.00%
65-69      5.50%     65-69      4.50%     65-69      3.50%
70-74      6.00%     70-74      5.00%     70-74      4.00%
75+        6.50%     75+        5.50%     75+        4.50%

                     If only one          If only one
                     annuitant is         annuitant is
                     living at the time   living at the time
                     of your first        of your first
                     withdrawal, the      withdrawal, the
                     percentages shown    percentages shown
                     above will be        above will be
                     increased by [1%].   increased by [2%].

BENEFIT ALLOCATION MODEL:    100% Balanced
                             100% Conservative Allocation
                             100% Moderate Allocation

                          CONSERVATIVE 7-14 YEARS
                              45% Bond
                              25% Large Cap Value
                              15% Large Cap Growth
                               5% High Income
                               5% Mid Cap Value
                               5% International Stock

                          CONSERVATIVE 15+ YEARS
                              35% Bond
                              30% Large Cap Value
                              10% International Stock
                               5% High Income
                              10% Large Cap Growth
                              10% Mid Cap Value

                          MODERATE 7-14 YEARS
                              30% Bond
                              25% Large Cap Value
                               5% Mid Cap Growth
                               5% International Stock
                              10% Mid Cap Value
                               5% High Income
                              15% Large Cap Growth
                               5% Global Securities